EXHIBIT 16.1

May 12, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Attention: Sasha Parikh

Dear Ms. Sasha Parikh:

Lotus Pharmaceuticals, Inc. (the “Company”) provided to us a copy of the Company’s revised Current Report on Form 8-K/A (the “Form 8-K/A”) according to Securities and Exchange Commission’s comment letter dated May 5, 2009. We have read the Company’s statements under Item 4.01 in the revised Form 8-K/A, and we agree with such statements contained therein and consent to the inclusion of this letter as Exhibit 16.1 of such Form 8-K.

Very truly yours,

By:	/s/ Sherb & Co., Inc.
Sherb & Co., Inc.